The Board of Trustees and Shareholders

Putnam Small Cap Value Fund:

We consent to the use of our report dated April 5, 2004, incorporated in this Registration Statement by reference, to the Putnam Small Cap Value Fund and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Auditors and Financial Statements" in the Statement of Additional Information.

                                                                KPMG LLP
Boston, Massachusetts
June 23, 2004